FOR IMMEDIATE RELEASE

CARRIAGE SERVICES ANNOUNCES RESULTS FOR FIRST QUARTER 2014
HOUSTON, May 7, 2014 /PRNewswire/ -- Carriage Services, Inc. (NYSE: CSV) today announced results for the quarter ending March 31, 2014.
Melvin C. Payne, Chief Executive Officer, stated, “Our first quarter 2014 operating and financial performance was slightly lower than the comparative 2013 quarter primarily because of lower same store funeral and cemetery volumes and revenues due to a more normal flu season this year compared to the unusually strong flu season last year. We made one acquisition in November 2013 whose contribution will now be reflected for the full 2014 year. Notwithstanding the slightly lower comparative dollar and EPS performance, the quarter was still one of our highest relative profit margin quarters with a Field EBITDA Margin of 40.9%, an Adjusted Consolidated EBITDA Margin of 27.1%, and an Adjusted Net Profit Margin of 9.6%. Shown below are the highlights of our 2014 first quarter performance (amounts in millions):”
Three Months ended March 31, 2014

•	Total Revenue of $55.8 million, a decrease of 2.6%;

•	Non-GAAP Adjusted Consolidated EBITDA of $15.2 million, a decrease of 8.3%;

•	Non-GAAP Adjusted Consolidated EBITDA Margin down 170 basis points to 27.1%;

•	Non-GAAP Basic Earnings Per Share of $0.30, a decrease of 9.1%; and

•	Non-GAAP Adjusted Free Cash Flow of $2.3 million, a decrease of 71.6%.

“On March 5, 2014, we issued a comprehensive press release announcing our 2013 full year results and three other milestone elements that would materially impact Carriage’s Revenue and Earnings Power Outlook over the two full years 2014 and 2015. An update on these three elements is as follows:”

I.	Agreement to acquire six businesses from SCI.
We are entering two new large strategic markets by acquiring four businesses in New Orleans and two in Alexandria, Virginia. The FTC approval process is in the final stage and we expect to close this transaction in the next 30 days. Our regional and operational support teams have spent extensive time in these businesses both prior to our offer on due diligence and afterwards on pre-integration matters including local leadership and employee alignment with Carriage's Standards Operating Model. Upon closing, these businesses will be immediately accretive and should add materially to our performance in the second half of 2014 and for the full year of 2015.

II. Financing Strategy and Execution Timeframe.
We have refinanced convertible junior subordinated debt and bank credit facilities totaling $345 million ($257 million outstanding as of 3/5/14) with new convertible subordinated debt and bank credit facilities totaling $469 million to support our operating and acquisition strategy, as follows:

	Capital Structure Debt Components
	March 5, 2014		Pro forma after SCI Acquisition
	Committed	Outstanding	Committed	Outstanding
7% Convertible Junior Subordinated Debentures	$90.0	$90.0	$0.0	$0.0
2.75% Convertible Subordinated Notes	0	0	143.8	143.8
Bank Term Loan	130.0	117.0	125.0	125.0
Bank Revolving Credit	125.0	50.0	200.0	48.5
Total	$345.0	$257.0	$468.8	$317.3

We will have additional financial capacity of about $150 million on highly favorable terms under our bank revolving credit facility after the closing of the SCI divestiture transaction. The successful completion of this financing strategy has materially reduced our cost of debt capital and therefore our total cost of capital and will be immediately accretive starting in the second quarter and thereafter. Combined with our growing Free Cash Flow, we are well positioned to accelerate our earning power growth over the balance of 2014 and for the full year of 2015 as our selective acquisition strategy will now be financed with a lower cost of capital.

The refinancing of the 7% Convertible Junior Subordinated Debenture eliminated the dilutive impact of 4.4 million common shares under the “if converted” method of accounting, which had previously led to some confusion with our investors. Additionally on January 8th, we terminated the Good To Great Stock Award Program with an early cash out which saved the company at least $4 million cash and potential dilution of 1.6 million common shares, as the full vesting criteria was met eight days later on January 16, 2014.

III. Renewed focus on Strategic Acquisitions under Dave DeCarlo.
With Dave DeCarlo joining Carriage full time, we have increased our corporate development activity in order to fully realize the potential of an industry landscape that offers Carriage as a highly differentiated family succession plan solution to remaining high quality independents in some of the best strategic markets. Our acquisition pipeline is growing larger with high quality candidates, which should accelerate our acquisition growth over the next few years.
“Finally, we recently published our 2013 Annual Report with my annual shareholder letter. If you have not read it, I encourage you to do so to better understand why Carriage as a deathcare industry operating and consolidation platform will continue to be an outstanding investment and a wonderful place for high performance talent to spend a career, as we continue our Good To Great Journey,” concluded Mr. Payne.

FIELD OPERATIONS

Three Months Ended March 31, 2014 compared to Three Months Ended March 31, 2013

•	Total Field Revenue decreased 2.6% to $55.8 million;

•	Total Field EBITDA decreased 5.4% to $22.8 million;

•	Total Field EBITDA Margin decreased 120 basis points to 40.9%;

•	Total Funeral Operating Revenue decreased 2.7% to $41.7 million;

•	Same Store Funeral Revenue decreased 6.5% with same store volume decreasing 6.0%;

•	Acquisition Funeral Revenue increased 11.3% with acquisition volume increasing 5.7%;

•	Total Funeral Field EBITDA Margin decreased 130 basis points to 38.1%;

•	Total Cemetery Operating Revenue increased 0.1% to $9.8 million;

•	Cemetery pre-need property sale contracts decreased 5.9% to 1,644;

•	Preneed property revenue recognized decreased 5.7% and At-need revenue increased 8.2%;

•	Total Cemetery Field EBITDA Margin decreased 170 basis points to 29.0%;

•	Total Financial Revenue decreased 6.7% to $4.4 million;

•	Funeral Financial Revenue increased 11.9% to $2.5 million;

•	Cemetery Financial Revenue decreased 23.3% to $1.9 million;

•	Total Financial EBITDA Margin increased 340 basis points to 93.7%.

FREE CASH FLOW

We produced Adjusted Free Cash Flow from operations for the three months ended March 31, 2014 of $2.3 million compared to Free Cash Flow from operations of $8.1 million for the corresponding period in 2013. The sources and uses of cash for the three months ended March 31, 2013 and 2014 consisted of the following (in millions):

	March 31,
	2013	2014
Cash flow from operating activities	$9.9	$(1.6)
Adjustment for tax benefit of Good to Great stock awards	—	4.8
Cash used for maintenance capital expenditures	(1.8)	(0.9)
Adjusted free cash flow	$8.1	$2.3
Cash at beginning of period	1.7	1.4
Acquisitions and new construction	(6.0)	—
Proceeds from the sale of businesses and other assets	2.0	0.2
Net payments on our revolving credit facility, term loan and long-term debt obligations	(4.4)	(40.1)
Proceeds from issuance of convertible subordinated notes	—	143.7
Payment of issuance costs related to the convertible subordinated notes	—	(4.4)
Redemption of convertible junior subordinated debentures	—	(61.9)
Payments for performance awards	—	(16.2)
Excess tax benefit of equity compensation, net of benefit from Good to Great stock awards	0.9	0.8
Growth capital expenditures	(0.8)	(4.1)
Dividends on common stock	(0.4)	(0.4)
Other investing and financing activities, net	0.2	0.6
Cash at March 31st	$1.3	$21.9

AMENDMENT TO CREDIT FACILITY

On April 14, 2014, we entered into a fifth amendment to the Credit Agreement (the "Fifth Amendment") which provides for an increase, in total, from $235 million to $325 million and continues to be administered by Bank of America, N.A. The Fifth Amendment will become effective upon consummation of that certain Asset Sale Agreement, by certain subsidiaries of each of the Company and Service Corporation International, which was previously announced on March 5, 2014.  Following effectiveness of the Fifth Amendment, obligations under the Credit Agreement will mature on March 31, 2019. The Fifth Amendment provides for an increase in the revolving credit facility from $125 million to $200 million. Borrowings under the term loan facility of $125 million are subject to amortization payments of 7.5% of the principal amount in the first two years following the Fifth Amendment effective date, 10.0% for the third and fourth years following the Fifth Amendment effective date and 12.5% per year thereafter. The Fifth Amendment also modifies certain financial covenants pertaining to the Company.

ROLLING FOUR QUARTER OUTLOOK

The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of businesses, plus visible and likely acquisitions, for the rolling four quarter period ending March 31, 2015, and the performance of trusts during the corresponding period. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time. Rather, our intent and goal is to reflect a “roughly right range” most of the time of future “Rolling Four Quarter Outlook” performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.

ROLLING FOUR QUARTER OUTLOOK – Period Ending March 31, 2015

Range (in millions, except per share amounts)
March 31, 2015
Revenues	$236.8 - $238.8
Consolidated EBITDA	$59.0 - $61.0
Adjusted Consolidated EBITDA	$62.9 - $64.9
Net Income	$18.3 - $19.5
Adjusted Net Income	$23.0 - $24.2
Adjusted Basic Earnings Per Share	$1.25 - $1.31

Factors affecting our analysis include, among others, number, size and timing of closing of acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model and Withdrawable Trust Income. Revenues, Consolidated EBITDA, Adjusted Consolidated EBITDA, Net Income, Adjusted Net Income and Adjusted Earnings Per Share for the four quarter period ending March 31, 2015 are expected to improve relative to the same period in the previous period for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Increases in Acquired Cemetery Revenue and Acquired Cemetery Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Same Store Cemetery Revenue and Same Store Cemetery Field EBITDA;

•	Increases in Financial Revenue and Financial EBITDA from trust funds; and

•	Reduced interest expense in conjunction with the fourth and fifth amendments to our bank credit facilities and the redemption of our $90 million 7% convertible junior subordinated debentures.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, May 8, 2014 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-32261141) and ask for the Carriage Services conference call. A replay of the conference call will be available through May 12, 2014 and may be accessed by dialing 855-859-2056 (ID-32261141). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Bill Heiligbrodt at 713-332-8553.

TRUST FUND PERFORMANCE

For the three months ended March 31, 2014, Carriage’s discretionary trust funds gained 4.3%. The current yield on Carriage’s discretionary fixed income portfolio, which comprises 73% of discretionary trust assets, is 8.9% and the estimated annual income for the discretionary portfolio is approximately $11.3 million.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	80/20 index Benchmark(2)

3 months ended 3/31/14	4.3%	3.8%	1.8%	3.0%	2.7%
1 year ended 12/31/13	14.2%	13.7%	32.4%	7.5%	12.4%
2 years ended 12/31/13	37.5%	33.2%	53.0%	24.4%	30.2%
3 years ended 12/31/13	33.5%	30.7%	56.2%	30.6%	35.7%
4 years ended 12/31/13	61.1%	54.4%	79.4%	50.4%	56.2%
5 years ended 12/31/13	150.6%	127.1%	125.8%	137.9%	135.5%
(1) Investment performance includes realized income and unrealized appreciation (depreciation).

(2)	The 80/20 Benchmark is 80% weighted to the High Yield Index and 20% weighted to the S&P 500 Stock Index.

Asset Allocation as of March 31, 2014 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$3,153	2%	$19,090	8%
Equities	41,759	23%	58,881	26%
Fixed Income	133,505	73%	147,810	64%
Other/Insurance	4,232	2%	4,463	2%
Total Portfolios	$182,649	100%	$230,244	100%

CARRIAGE SERVICES, INC.
FIVE QUARTER OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	QTR 1	QTR 2	QTR 3	QTR 4	QTR 1
	2013	2013	2013	2013	2014
Same Store Contracts
Atneed Contracts	5,035	4,460	4,338	4,427	4,820
Preneed Contracts	1,400	1,199	1,141	1,199	1,229
Total Same Store Funeral Contracts	6,435	5,659	5,479	5,626	6,049

Acquisition Contracts
Atneed Contracts	1,557	1,377	1,242	1,513	1,659
Preneed Contracts	301	249	278	280	304
Total Acquisition Funeral Contracts	1,858	1,626	1,520	1,793	1,963
Total Funeral Contracts	8,293	7,285	6,999	7,419	8,012

Funeral Operating Revenue
Same Store Revenue	$33,671	$29,866	$27,725	$29,779	$31,482
Acquisition Revenue	9,146	8,121	7,513	8,880	10,178
Total Funeral Operating Revenue	$42,817	$37,987	$35,238	$38,659	$41,660

Cemetery Operating Revenue
Same Store Revenue	$9,691	$10,827	$9,968	$9,698	$9,712
Acquisition Revenue	69	74	89	66	55
Total Cemetery Operating Revenue	$9,760	$10,901	$10,057	$9,764	$9,767

Financial Revenue
Preneed Funeral Commission Income	$508	$481	$446	$418	$564
Preneed Funeral Trust Earnings	1,726	2,231	1,654	1,796	1,935
Cemetery Trust Earnings	2,194	2,087	1,940	1,875	1,584
Preneed Cemetery Finance Charges	310	388	372	348	337
Total Financial Revenue	$4,738	$5,187	$4,412	$4,437	$4,420
Total Revenue	$57,315	$54,075	$49,707	$52,860	$55,847

Field EBITDA
Same Store Funeral Field EBITDA	$13,664	$11,387	$9,984	$10,043	$12,103
Same Store Funeral Field EBITDA Margin	40.6%	38.1%	36.0%	33.7%	38.4%
Acquisition Funeral Field EBITDA	3,213	2,432	2,098	2,743	3,772
Acquisition Funeral Field EBITDA Margin	35.1%	29.9%	27.9%	30.9%	37.1%
Total Funeral Field EBITDA	$16,877	$13,819	$12,082	$12,786	$15,875
Total Funeral Field EBITDA Margin	39.4%	36.4%	34.3%	33.1%	38.1%

Same Store Cemetery Field EBITDA	$3,020	$3,328	$2,724	$2,687	$2,839
Same Store Cemetery Field EBITDA Margin	31.2%	30.7%	27.3%	27.7%	29.2%
Acquisition Cemetery Field EBITDA	(27)	(20)	13	(11)	(9)
Acquisition Cemetery Field EBITDA Margin	-39.1%	-27.0%	14.6%	-16.7%	-16.4%
Total Cemetery Field EBITDA	$2,993	$3,308	$2,737	$2,676	$2,830
Total Cemetery Field EBITDA Margin	30.7%	30.3%	27.2%	27.4%	29.0%

Funeral Financial EBITDA	$1,822	$2,380	$1,825	$1,960	$2,245
Cemetery Financial EBITDA	2,456	2,429	2,275	2,180	1,898
Total Financial EBITDA	$4,278	$4,809	$4,100	$4,140	$4,143
Total Financial EBITDA Margin	90.3%	92.7%	92.9%	93.3%	93.7%

Total Field EBITDA	$24,148	$21,936	$18,919	$19,602	$22,848
Total Field EBITDA Margin	42.1%	40.6%	38.1%	37.1%	40.9%

FIVE QUARTER OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	QTR 1	QTR 2	QTR 3	QTR 4	QTR 1
	2013	2013	2013	2013	2014
Overhead
Total Variable Overhead	$2,029	$2,373	$2,499	$1,944	$3,863
Total Regional Fixed Overhead	966	882	960	538	786
Total Corporate Fixed Overhead	5,400	5,156	5,454	4,819	5,574
Total Overhead	$8,395	$8,411	$8,913	$7,301	$10,223
Overhead as a percent of revenue	14.6%	15.6%	17.9%	13.8%	18.3%

Consolidated EBITDA	$15,753	$13,525	$10,006	$12,301	$12,625
Consolidated EBITDA Margin	27.5%	25.0%	20.1%	23.3%	22.6%

Other Expenses and Interest
Property Depreciation & Amortization	$2,823	$3,074	$2,939	$2,833	$2,764
Non Cash Stock Compensation	646	978	675	617	729
Interest Expense	3,428	3,693	3,250	3,066	2,845
Accretion for Convertible Subordinated Notes	—	—	—	—	171
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—	—	—	3,778
Other, net	(833)	(29)	(34)	—	(368)
Pretax Income	$9,689	$5,809	$3,176	$5,785	$2,706
Tax Provision	4,280	2,207	1,262	1,528	1,055
GAAP Net Income	$5,409	$3,602	$1,914	$4,257	$1,651

Special Items, Net of Tax
Withdrawable Trust Income	$328	$141	$210	$281	$137
Acquisition/Divestiture Expenses	5	102	143	246	454
Severance Costs	126	325	409	104	193
Consulting Fees	—	168	110	90	147
Gain on Asset Purchase	—	—	—	—	(689)
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—	—	—	2,305
Accretion for Convertible Subordinated Notes	—	—	—	—	104
Additional Interest and Costs of the Credit Facility	—	248	—	—	—
Tax Adjustment from Prior Period	598	—	—	(338)	—
Securities Transaction Expenses	—	—	160	—	—
Other Incentive Compensation	—	—	—	—	610
Other Special Items	(484)	—	—	—	465
Sum of Special Items, net of tax	$573	$984	$1,032	$383	$3,726

Adjusted Net Income	$5,982	$4,586	$2,946	$4,640	$5,377
Adjusted Net Profit Margin	10.4%	8.5%	5.9%	8.8%	9.6%

Adjusted Basic Earnings Per Share	$0.33	$0.26	$0.16	$0.25	$0.30
Adjusted Diluted Earnings Per Share	$0.31	$0.25	$0.16	$0.25	$0.29

GAAP Basic Earnings Per Share	$0.30	$0.20	$0.10	$0.23	$0.09
GAAP Diluted Earnings Per Share	$0.26	$0.20	$0.10	$0.23	$0.09

Tax rate	44.2%	38.0%	39.7%	26.4%	39.0%

Reconciliation of Consolidated EBITDA to Adjusted Consolidated EBITDA
Consolidated EBITDA	$15,753	$13,525	$10,006	$12,301	$12,625
Withdrawable Trust Income	497	213	318	426	225
Acquisition/Divestiture Expenses	8	155	217	372	744
Severance Costs	191	493	620	158	317
Consulting Fees	—	255	166	136	241
Securities Transaction Expenses	—	—	242	—	—
Other Incentive Compensation	—	—	—	—	1,000
Other Special Items	83	—	—	—	—
Adjusted Consolidated EBITDA	$16,532	$14,641	$11,569	$13,393	$15,152
Adjusted Consolidated EBITDA Margin	28.8%	27.1%	23.3%	25.3%	27.1%

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2013	March 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,377	$21,958
Accounts receivable, net	17,950	17,715
Assets held for sale	3,544	—
Inventories	5,300	5,348
Prepaid expenses	4,421	4,387
Other current assets	3,525	1,754
Total current assets	36,117	51,162
Preneed cemetery trust investments	68,341	69,475
Preneed funeral trust investments	97,144	100,204
Preneed receivables, net	24,521	24,282
Receivables from preneed trusts	11,166	11,738
Property, plant and equipment, net	160,690	161,829
Cemetery property	72,911	72,852
Goodwill	221,087	220,945
Deferred charges and other non-current assets	12,280	13,416
Cemetery perpetual care trust investments	42,342	43,529
Total assets	$746,599	$769,432

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of senior long-term debt and capital lease obligations	$13,424	$14,078
Accounts payable	7,046	5,231
Other liabilities	9,939	9,350
Accrued liabilities	12,854	12,558
Liabilities associated with assets held for sale	4,357	—
Total current liabilities	47,620	41,217
Long-term debt, net of current portion	105,642	101,783
Revolving credit facility	36,900	—
Convertible junior subordinated debentures due in 2029 to an affiliate	89,770	27,860
Convertible subordinated notes due 2021	—	112,261
Obligations under capital leases, net of current portion	3,786	1,343
Deferred preneed cemetery revenue	55,479	55,019
Deferred preneed funeral revenue	30,588	31,102
Deferred tax liability	11,915	18,290
Other long-term liabilities	1,548	1,612
Deferred preneed cemetery receipts held in trust	68,341	69,475
Deferred preneed funeral receipts held in trust	97,144	100,204
Care trusts’ corpus	41,893	43,566
Total liabilities	590,626	603,732

Commitments and contingencies:

Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,183,000 and 22,408,000 shares issued at December 31, 2013 and March 31, 2014, respectively	222	224
Additional paid-in capital	204,324	211,831
Accumulated deficit	(33,306)	(31,088)
Treasury stock, at cost; 3,922,000 shares at December 31, 2013 and March 31, 2014	(15,267)	(15,267)
Total stockholders’ equity	155,973	165,700
Total liabilities and stockholders’ equity	$746,599	$769,432

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2013	2014

Revenues	$57,315	$55,847
Field costs and expenses	38,402	37,800
Gross profit	18,913	18,047
General and administrative expenses	6,629	9,677
Operating income	12,284	8,370
Interest expense, net	(2,595)	(3,016)
Loss on redemption of convertible junior subordinated notes	—	(3,778)
Other	—	1,130
Income from continuing operations before income taxes	9,689	2,706
Provision for income taxes	(4,280)	(1,055)
Net income from continuing operations	5,409	1,651
Net income (loss) from discontinued operations, net of tax	(151)	567
Net income	5,258	2,218
Preferred stock dividend	(4)	—
Net income available to common stockholders	$5,254	$2,218

Basic earnings (loss) per common share:
Continuing operations	$0.30	$0.09
Discontinued operations	(0.01)	0.03
Basic earnings per common share	$0.29	$0.12
Diluted earnings (loss) per common share:
Continuing operations	$0.26	$0.09
Discontinued operations	(0.01)	0.03
Diluted earnings per common share	$0.25	$0.12

Dividends declared per common share	$0.025	$0.025

Weighted average number of common and common equivalent shares outstanding:
Basic	17,657	17,984
Diluted	22,246	18,143

The GAAP Diluted EPS for the three months ended March 31, 2013 includes 4.4 million shares that would be issued upon conversion of our convertible junior subordinated debentures as a result of the if-converted method prescribed by accounting standards.

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended March 31,
	2013	2014
Cash flows from operating activities:
Net income	$5,258	$2,218
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on sale / purchase of businesses and other assets	389	(2,039)
Impairment of goodwill	100	—
Depreciation and amortization	2,848	2,764
Amortization of deferred financing costs	(638)	232
Accretion of debt discount on convertible subordinated notes	—	171
Provision for losses on accounts receivable	456	700
Stock-based compensation expense	646	1,491
Deferred income taxes	1,354	(4,780)
Loss on redemption of convertible junior subordinated debentures	—	2,932
Other	(34)	(3)
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(1,904)	(245)
Inventories and other current assets	478	299
Deferred charges and other	21	(318)
Preneed funeral and cemetery trust investments	1,410	(5,258)
Accounts payable	(874)	(2,566)
Accrued and other liabilities	(280)	(2,387)
Deferred preneed funeral and cemetery revenue	2,617	(37)
Deferred preneed funeral and cemetery receipts held in trust	(1,934)	5,208
Net cash provided by (used in) operating activities	9,913	(1,618)

Cash flows from investing activities:
Acquisitions and new construction	(6,051)	—
Net proceeds from the sale of businesses and other assets	2,011	200
Capital expenditures	(2,602)	(5,048)
Net cash used in investing activities	(6,642)	(4,848)

Cash flows from financing activities:
Net payments on the revolving credit facility	(1,700)	(36,900)
Payments on term loan	(2,500)	(3,000)
Proceeds from the issuance of convertible subordinated notes	—	143,750
Payment of debt issuance costs related to the convertible subordinated notes	—	(4,355)
Payments on other long-term debt and obligations under capital leases	(168)	(185)
Redemption of convertible junior subordinated debentures	—	(61,905)
Payments for performance-based stock awards	—	(16,150)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	318	652
Dividends on common stock	(452)	(456)
Dividend on redeemable preferred stock	(4)	—
Payment of loan origination costs	(98)	—
Excess tax benefit of equity compensation	925	5,596
Net cash provided by (used in) financing activities	(3,679)	27,047

Net increase (decrease) in cash and cash equivalents	(408)	20,581
Cash and cash equivalents at beginning of period	1,698	1,377
Cash and cash equivalents at end of period	$1,290	$21,958

CARRIAGE SERVICES, INC.
CALCULATION OF EARNINGS PER SHARE
(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2013	2014
Numerator for basic earnings per share:
Numerator from continuing operations
Income from continuing operations	$5,409	$1,651
Less: Earnings allocated to unvested restricted stock	(139)	(37)
Income attributable to continuing operations	$5,270	$1,614

Numerator from discontinued operations
Income (loss) from discontinued operations	$(151)	$567
Less: Earnings allocated to unvested restricted stock	3	(13)
Income (loss) attributable to discontinued operations	$(148)	$554

Numerator for diluted earnings per share:
Adjustment for diluted earnings per share:
Interest on convertible junior subordinated debentures, net of tax	485	—
	$485	$—

Income attributable to continuing operations	$5,756	$1,614
Income (loss) attributable to discontinued operations	$(148)	$554

Denominator
Denominator for basic earnings per common share - weighted average shares outstanding	17,657	17,984
Effect of dilutive securities:
Stock options	197	159
Convertible junior subordinated debentures	4,392	—
Denominator for diluted earnings per common share - weighted average shares outstanding	22,246	18,143

Basic earnings (loss) per common share:
Continuing operations	$0.30	$0.09
Discontinued operations	$(0.01)	$0.03
Basic earnings per common share	$0.29	$0.12

Diluted earnings (loss) per common share:
Continuing operations	$0.26	$0.09
Discontinued operations	$(0.01)	$0.03
Diluted earnings per common share	$0.25	$0.12

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Free Cash Flow is defined as net cash provided by operations, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are deemed as Non-GAAP items such as withdrawable trust income, acquisition and divestiture expenses, litigation settlements, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:

    This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the five quarters ended March 31, 2014 (in thousands):

	QTR 1	QTR 2	QTR 3	QTR 4	QTR 1
	2013	2013	2013	2013	2014
Net Income from continuing operations	$5,409	3,602	1,914	4,257	$1,651
Special items, net of tax
Withdrawable Trust Income	328	141	210	281	137
Acquisition/Divestiture Expenses	5	102	143	246	454
Severance Costs	126	325	409	104	193
Consulting Fees	—	168	110	90	147
Gain on Asset Purchase	—	—	—	—	(689)
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—	—	—	2,305
Accretion for Convertible Subordinated Notes	—	—	—	—	104
Additional Interest and Costs of the Credit Facility	—	248	—	—	—
Tax Adjustment from Prior Period	598	—	—	(338)	—
Securities Transactions Expenses	—	—	160	—	—
Other Incentive Compensation	—	—	—	—	610
Other Special Items	(484)	—	—	—	465
Sum of Special items affecting net income, net of tax	$573	$984	$1,032	$383	$3,726
Adjusted Net Income	$5,982	$4,586	$2,946	$4,640	$5,377

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the five quarters ended March 31, 2014 (in thousands):

	QTR 1	QTR 2	QTR 3	QTR 4	QTR 1
	2013	2013	2013	2013	2014
Net income from continuing operations	$5,409	3,602	1,914	4,257	$1,651
Provision for income taxes	4,280	2,207	1,262	1,528	1,055
Pre-tax earnings from continuing operations	$9,689	$5,809	$3,176	$5,785	$2,706
Interest expense, net	3,428	3,693	3,250	3,066	3,016
Loss on redemption of convertible junior subordinated debentures	—	—	—	—	3,778
Non-cash stock compensation	646	978	675	617	729
Depreciation & amortization	2,823	3,074	2,939	2,833	2,764
Other, net	(833)	(29)	(34)	—	(368)
Consolidated EBITDA	$15,753	$13,525	$10,006	$12,301	$12,625
Adjusted For:
Withdrawable Trust Income	$497	$213	$318	$426	$225
Acquisition/Divestiture Expenses	8	155	217	372	744
Severance Costs	191	493	620	158	317
Consulting Fees	—	255	166	136	241
Securities Transaction Expenses	—	—	242	—	—
Other Incentive Compensation	—	—	—	—	1,000
Other Special Items	83	—	—	—	—
Adjusted Consolidated EBITDA	$16,532	$14,641	$11,569	$13,393	$15,152
Revenue	$57,315	$54,075	$49,707	$52,860	$55,847

Adjusted Consolidated EBITDA Margin	28.8%	27.1%	23.3%	25.3%	27.1%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the five quarters ended March 31, 2014 (in thousands):

Funeral Field EBITDA	QTR 1	QTR 2	QTR 3	QTR 4	QTR 1
	2013	2013	2013	2013	2014
Gross Profit (GAAP)	$14,839	$12,816	$10,225	$11,090	$14,553
Depreciation & amortization	1,610	1,620	1,462	1,779	1,621
Regional & unallocated costs	2,250	1,763	2,220	1,877	1,946
Net financial income	(1,822)	(2,380)	(1,825)	(1,960)	(2,245)
Funeral Field EBITDA	$16,877	$13,819	$12,082	$12,786	$15,875
Funeral Field Operating Revenue	$42,817	$37,987	$35,238	$38,659	$41,660
Funeral Field EBITDA Margin	39.4%	36.4%	34.3%	33.1%	38.1%

Cemetery Field EBITDA	QTR 1	QTR 2	QTR 3	QTR 4	QTR 1
	2013	2013	2013	2013	2014
Gross Profit (GAAP)	$4,074	$4,106	$3,887	$3,346	$3,494
Depreciation & amortization	866	1,082	625	1,166	801
Regional & unallocated costs	509	549	500	344	433
Net financial income	(2,456)	(2,429)	(2,275)	(2,180)	(1,898)
Cemetery Field EBITDA	$2,993	$3,308	$2,737	$2,676	$2,830
Cemetery Field Operating Revenue	$9,760	$10,901	$10,057	$9,764	$9,767
Cemetery Field EBITDA Margin	30.7%	30.3%	27.2%	27.4%	29.0%

Total Field EBITDA	QTR 1	QTR 2	QTR 3	QTR 4	QTR 1
	2013	2013	2013	2013	2014
Funeral Field EBITDA	$16,877	$13,819	$12,082	$12,786	$15,875
Cemetery Field EBITDA	2,993	3,308	2,737	2,676	2,830
Funeral Financial EBITDA	1,822	2,380	1,825	1,960	2,245
Cemetery Financial EBITDA	2,456	2,429	2,275	2,180	1,898
Total Field EBITDA	$24,148	$21,936	$18,919	$19,602	$22,848

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the five quarters ended March 31, 2014:

	QTR 1	QTR 2	QTR 3	QTR 4	QTR 1
	2013	2013	2013	2013	2014
GAAP basic earnings per share from continuing operations	$0.30	$0.20	$0.10	$0.23	$0.09
Special items affecting net income	0.03	0.06	0.06	0.02	0.21
Adjusted basic earnings per share	$0.33	$0.26	$0.16	$0.25	$0.30

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the five quarters ended March 31, 2014:

	QTR 1	QTR 2	QTR 3	QTR 4	QTR 1
	2013	2013	2013	2013	2014
GAAP diluted earnings per share from continuing operations	$0.26	$0.20	$0.10	$0.23	$0.09
Special items affecting net income	0.03	0.05	0.06	0.02	0.20
Dilution effect of convertible junior subordinated debentures	0.02	—	—	—	—
Adjusted diluted earnings per share	$0.31	$0.25	$0.16	$0.25	$0.29

On page 4 of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of businesses, plus visible and likely acquisitions, for the rolling four quarter period ending March 31, 2015, and the performance of trusts during the corresponding period.  This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time.  The following three reconciliations are presented at the midpoint of the range in this Outlook.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated rolling four quarters ending March 31, 2015 (in thousands):

Rolling Four Quarter Outlook
March 31, 2015E
Net income	$18,900
Provision for income taxes	11,600
Pre-tax earnings	$30,500
Net interest expense, including loan cost amortization	14,100
Depreciation & amortization, including stock compensation	15,400
Consolidated EBITDA	$60,000
Adjusted for special items	3,900
Adjusted Consolidated EBITDA	$63,900

Reconciliation of Net Income from Adjusted Net Income for the estimated rolling four quarters ending March 31, 2015 (in thousands):

Rolling Four Quarter Outlook
March 31, 2015E
Net income	$18,900
Special items, net of tax	4,700
Adjusted Net Income	$23,600

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the estimated rolling four quarters ending March 31, 2015:

Rolling Four Quarter Outlook
March 31, 2015E
GAAP basic earnings per share	$1.03
Special items affecting net income	0.25
Adjusted basic earnings per share	$1.28

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the consummation of the SCI acquisition, any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating Model;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry;

•	our ability to consummate the SCI acquisition; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.